Exhibit 23.1


                       Consent of Independent Accountants

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 14, 2001, relating to the financial statements and financial statements schedule, which is included in Telaxis Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
November 13, 2001